Exhibit 99.1

March 1, 2011

Dear Advisor and Shareholder:

Thompson National Properties, LLC (“TNP”) is pleased to provide a further update on TNP Strategic Retail Trust, Inc. (“SRT”). This update includes information on a potential additional property acquisition, significant new tenant lease prospects, personnel additions at TNP, and operational information.

Property Acquisition:

On February 25, 2011, SRT’s board of directors unanimously authorized SRT’s officers to pursue the acquisition of Craig Promenade, a necessity retail center in North Las Vegas, Nevada. The property is 109,250 square feet, comprised of 91,750 rentable square feet and two land parcels consisting of 17,500 buildable square feet that can be sold, ground leased or developed. Craig Promenade was constructed in 2005, is 77.5% leased and anchored by Big Lots, a national retailer. Other nationally recognized tenants include Carl’s Jr., Popeyes Louisiana Kitchen and MetroPCS Communications, Inc. We believe that the acquisition of Craig Promenade at a capitalization rate of 8.07% will result in additional cash flow to fund stockholder distributions. The property is being purchased at a 40% discount to the original loan amount on the property. The acquisition is subject to certain conditions to closing, including obtaining financing and raising sufficient capital in SRT’s ongoing public offering to fund a portion of the purchase price.

TNP’s acquisitions team is currently targeting a select number of necessity retail properties at attractive prices located in strong demographic areas of the U.S. Favorable pricing for these properties coupled with the availability of attractive financing rates provides the opportunity to grow SRT’s dividend coverage.

Leasing and Insurance Update:

In the past six months, occupancy of the SRT portfolio has increased from 81.4% to 83.1%. Since our last update letter of December 21, 2010, there are two new significant tenant prospects. If leases are completed for the following tenant prospects, we expect SRT occupancy will be 90.5%.

•	Dollar Tree at San Jacinto Esplanade, San Jacinto, California for 9,291 square feet; approved by the real estate committee for Dollar Tree, awaiting approval by Dollar Tree Operations Group.

•	Times Super Market at Waianae, Oahu, Hawaii for 20,625 square feet; lease is out for signature.

•	All SRT properties are ahead of original leasing projections.

•	Unimproved land parcels owned by SRT total 5.9 acres, for a potential of an additional 50,400 square feet of retail space.

•	TNP renewed its total portfolio property and liability insurance policy and negotiated an overall reduction in TNP’s premium cost by more than $250,000 annually.

Other Matters:

•	We are extremely pleased and proud to announce three new additions to TNP’s team.

•

Talle Voorhies, President and Chief Operating Officer of TNP Securities, LLC. Ms. Voorhies has worked for companies affiliated with Tony Thompson for more than 20 years. Prior to joining Thompson National Properties, Ms. Voorhies was the president of SEC registered, Grubb & Ellis Transfer Agent, LLC. As President, she was responsible for all areas of investor relations for 57,000 investors through 166 active investment programs. She holds Series 7, 22, 24 and 27 licenses as a member of the Financial Regulatory Authority. Inc. (FINRA). Ms. Voorhies currently serves on the Board of Trustees of Sterling College.

•

James R. Wolford, Executive Vice President and Chief Financial Officer. Effective March 14, 2011, Mr. Wolford will be responsible for administration of finance and accounting matters for both TNP and SRT. Mr. Wolford has over 30 years of real estate finance, accounting and SEC experience. From April 2010 until joining TNP, Mr. Wolford was Chief Financial Officer of Pacific Office Properties Trust, Inc. (AMEX: PCE). From 2004 until 2010, Mr. Wolford was Chief Financial Officer for Bixby Land Company. Mr. Wolford holds an M.B.A. in Finance and Accounting and a bachelor’s degree from the University of Southern California. Mr. Wolford is a member of the Executive Committee for Lusk Company and is a licensed real estate broker.

•

Tom Clarke, Senior Vice President of Real Estate. Mr. Clarke is responsible for TNP’s property management operations. From 2007 until joining TNP, Mr. Clarke was executive vice president and chief operating officer at the Abbey Company where he directed the daily operations and leasing performance of a portfolio of industrial, retail and office properties. Prior to joining the Abbey Company, Mr. Clarke was managing director of real estate and general manager at Equity Office Properties Trust and project manager at Spieker Properties. Mr. Clarke earned a bachelor’s degree in business administration with an emphasis in marketing from California State University, Fullerton. He is a member of the Institute of Real Estate Management (IREM), the Building Owners and Managers Association International (BOMA) and the Commercial Real Estate Development Association (NAIOP).

•

SRT’s charter and its advisory agreement with its advisor, TNP Strategic Retail Advisor, LLC (the “Advisor”), provides that at the end of a 12-month period the Advisor shall reimburse SRT the amount by which SRT’s aggregate operating expenses for such period exceeded the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guideline”), unless a majority of the independent directors makes a finding that, based on unusual and non-recurring factors that they deem sufficient, the excess operating expenses are justified. On February 25, 2011, the independent directors unanimously determined the excess amount of operating expenses for the fiscal year ended December 31, 2010 to be justified because (1) the amounts reflect legitimate operating expenses necessary for the operation of SRT’s business, (2) SRT is currently in its acquisition and development stage, (3) certain SRT properties are not yet stabilized, and (4) SRT is continuing to raise capital in its initial public offering but the expenses incurred as a result of being a public company (including for audit and legal services, director and officer liability insurance and fees for directors) are disproportionate to SRT’s average invested assets and net income and such expenses will benefit SRT and its stockholders in future periods. The independent directors further resolved, however, that the Advisor would be required to repay SRT any portion of such excess amount to the extent that, as of the termination of the advisory agreement, SRT’s aggregate operating expenses as of such date exceed the 2%/25% Guideline for all prior periods.

All of us at Thompson National Properties and TNP Strategic Retail Trust appreciate your continued support as we continue to grow and prosper. If you have any questions or would like additional information please contact me at (949) 648-8669 or at tt@tnpre.com.

Best Regards,

Anthony W. “Tony” Thompson

Chairman & CEO

This business update contains forward-looking statements within the meaning of federal securities laws and regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to complete the proposed leases on the current terms or at all; the possible failure of one or more of the closing conditions for the acquisition of Craig Promenade, which may result in the termination of the acquisition; an inability to identify appropriate options and funding for acquisitions and investments; volatility in the debt or equity markets affecting SRT’s ability to acquire or sell real estate assets; the inability to raise sufficient capital in our ongoing public offering to fund future acquisitions, which would adversely affect operations and our ability to fund stockholder distributions; SRT’s inability to make interest and principal payments on its outstanding indebtedness; national and local economic and business conditions; the ability to maintain sufficient liquidity and SRT’s access to capital markets; the performance of real estate assets after they are acquired; and other risks and uncertainties associated with our business described in SRT’s filings with the Securities and Exchange Commission. Although SRT believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. SRT undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations. This release should be read in conjunction with the consolidated financial statements and notes thereto included in SRT’s most recent reports on Form 10-K, as amended, and Form 10-Q. Copies of these reports are available on our website and at www.sec.gov. This business update shall not constitute an offer to sell or the solicitation of an offer to buy securities.

3